As filed with the Securities and Exchange Commission on March 31, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-2025616
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3675 Market Street, Suite 401 Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

Carisma Therapeutics Inc. Amended and Restated 2014 Stock Incentive Plan

(Full Title of the Plan)

Steven Kelly

President and Chief Executive Officer

Carisma Therapeutics Inc.

3675 Market Street, Suite 401

Philadelphia, PA
(Name and Address of Agent For Service)

(267) 491-6422

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to an aggregate of 1,670,004 shares of common stock, par value $0.001 per share (“Common Stock”), issuable under the Carisma Therapeutics Inc. (the “Registrant”) Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2014 Plan has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-271103, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on April 4, 2023 relating to the Registrant’s 2014 Plan, 2014 Employee Stock Purchase Plan and 2017 Stock Incentive Plan, (ii) the Registration Statement on Form S-8, File No. 333-255941, filed by the Registrant with the SEC on May 10, 2021 relating to the Registrant’s 2014 Plan and 2014 Employee Stock Purchase Plan, (iii) the Registration Statement on Form S-8, File No. 333-234697, filed by the Registrant with the SEC on November 14, 2019 relating to the Registrant’s 2014 Plan and Inducement Stock Option Awards, (iv) the Registration Statement on Form S-8, File No. 333-231644, filed by the Registrant with the SEC on May 21, 2019 relating to the Registrant’s 2014 Plan and Inducement Stock Option Awards, (v) the Registration Statement on Form S-8, File No. 333-224959, filed by the Registrant with the SEC on May 16, 2018, as amended on August 10, 2018 relating to the Registrant’s 2014 Plan, (vi) the Registration Statement on Form S-8, File No. 333-217686, filed by the Registrant with the SEC on May 5, 2017 relating to the Registrant’s 2014 Plan, (vii) the Registration Statement on Form S-8, File No. 333-210523, filed by the Registrant with the SEC on March 31, 2016 relating to the Registrant’s 2014 Plan, (viii) the Registration Statement on Form S-8, File No. 333-202677 filed by the Registrant with the SEC on March 12, 2015 relating to the Registrant’s 2014 Plan, and (ix) the Registration Statement on Form S-8, File No. 333-195170, filed by the Registrant with the SEC on April 9, 2014 relating to the Registrant’s 2014 Plan, 2014 Employee Stock Purchase Plan and Amended and Restated 2009 Stock Incentive Plan, in each case, except to the extent amended or superseded by the contents hereof.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-36296) filed on March 31, 2025).

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36296) filed on March 8, 2023).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature pages of this registration statement).

99.1	Amendment and Restatement of the Registrant’s Amended and Restated 2014 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36296) filed on June 9, 2023).

107*	Filing Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on this 31st day of March, 2025.

CARISMA THERAPEUTICS INC.

By:	/s/ Steven Kelly
Steven Kelly
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Carisma Therapeutics Inc., hereby severally constitute and appoint Steven Kelly and Natalie McAndrew, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Carisma Therapeutics Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Kelly	President and Chief Executive Officer	March 31, 2025
Steven Kelly	(Principal executive officer)

/s/ Natalie McAndrew	Vice President of Finance	March 31, 2025
Natalie McAndrew	(Principal financial and accounting officer)

/s/ Sanford Zweifach	Director and Chair of Board	March 31, 2025
Sanford Zweifach

/s/ Sohanya Cheng	Director	March 31, 2025
Sohanya Cheng

/s/ John Hohneker, M.D.	Director	March 31, 2025
John Hohneker, M.D.

/s/ Briggs Morrison, M.D.	Director	March 31, 2025
Briggs Morrison, M.D.

/s/ David Scadden, M.D.	Director	March 31, 2025
David Scadden, M.D.

s/ Marella Thorell	Director	March 31, 2025
Marella Thorell